UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 25, 2024

United Parks & Resorts Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-35883	27-1220297
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6240 Sea Harbor Drive
Orlando, Florida		32821
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 407 226-5011

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	PRKS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

(a)(b) On March 25, 2024, United Parks & Resorts Inc. (the “Company”) held a Special Meeting of Stockholders (the “Special Meeting”) to: (1) approve the amendment, entered into on February 27, 2024, to the Stockholders Agreement (the “Stockholders Agreement”), dated May 27, 2019, by and between Hill Path Capital LP (“Hill Path”) and the Company (the “Amendment Proposal”); and (2) if the Amendment Proposal was approved, to approve and authorize a new $500.0 million share repurchase program of the Company’s common stock, subject to the qualification that the Company will not repurchase additional shares if Hill Path’s common stock ownership interest percentage would, as a result of any such repurchase, equal or exceed 50% (the “Share Repurchase Proposal”). Each of the Amendment Proposal and the Share Repurchase Proposal required approval by the holders of a majority of the shares of the Company’s common stock outstanding and entitled to vote as of the record date other than shares beneficially owned by Hill Path and its affiliates (including Scott I. Ross, James P. Chambers, and Nomura Global Financial Products Inc., as derivative counterparty, who is deemed to be an affiliate of Hill Path solely for purposes of the approval requirement for each proposal) (collectively, the “Disinterested Stockholders”). A quorum was present at the meeting as required by the Company’s Amended and Restated Bylaws. The immediately following charts set forth the number of votes cast for and against, and the number of abstention votes and broker non-votes, with respect to each matter voted upon by the stockholders.

Proposal 1 – Amendment to the Hill Path Stockholders Agreement

The Disinterested Stockholders approved the Amendment Proposal.

	Votes For	Votes Against	Votes Abstained	Broker Non-Votes
All Stockholders	53,152,508	15,069	5,749	0
Disinterested Stockholders	25,886,451	15,069	5,749	0

Proposal 2 – Share Repurchase Program

The Disinterested Stockholders approved the Share Repurchase Proposal.

	Votes For	Votes Against	Votes Abstained	Broker Non-Votes
All Stockholders	52,439,746	720,047	13,533	0
Disinterested Stockholders	25,173,689	720,047	13,533	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED PARKS & RESORTS INC.

Date:	March 26, 2024	By:	/s/ G. Anthony (Tony) Taylor
		Name: Title:	G. Anthony (Tony) Taylor Chief Legal Officer, General Counsel and Corporate Secretary